EXHIBIT 99.1

VASCO Reports Results for Second Quarter and First Six Months of 2009

Revenue for the second quarter 2009 was $24.5 million, a decrease of 31% compared to the second quarter 2008; Operating income for the second quarter 2009 was $1.4 million, a decrease of 85% compared to the second quarter 2008. Financial results for the period ended June 30, 2009 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, July 23, 2009 - VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the second quarter and six months ended June 30, 2009.

Revenue for the second quarter of 2009 decreased 31% to $24.5 million from $35.4 million in the second quarter of 2008, and for the first six months of 2009, decreased 26% to $47.6 from $64.3 million for the first six months of 2008.

Net income for the second quarter of 2009 was $2.0 million, or $0.05 per diluted share, a decrease of $5.5 million, or 73%, from $7.5 million, or $0.20 per diluted share, for the second quarter of 2008. Net income for the first six months of 2009 was $5.5 million, or $0.14 per diluted share, a decrease of $6.9 million, or 55%, from $12.4 million, or $0.32 per diluted share, for the comparable period in 2008.

Other Financial Highlights:

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Gross profit was $16.7 million, or 68% of revenue, for the second quarter of 2009 and $33.4 million, or 70% of revenue, for the first six months of 2009. Gross profit was $25.4 million or 72% of revenue for the second quarter of 2008 and $45.4 million, or 71% of revenue, for the first six months of 2008.

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Operating expenses for the second quarter and first six months of 2009 were $15.4 million and $27.3 million, respectively, a decrease of 6% from $16.4 million reported for the second quarter of 2008 and a decrease of 11% from $30.6 million reported for the first six months of 2008.

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Operating expenses for the second quarter of 2009 included $0.4 million of expenses related to stock-based incentives. For the first six months of 2009, operating expenses reflected a benefit of $1.3 million related to stock-based incentives, including the reversal in the first quarter of 2009 of $2.0 million of long-term performance-based incentive award reserves that had been accrued at 12/31/08. Operating expenses for the second quarter and first six months of 2008 included $0.8 million and $1.5 million, respectively, of expense related to stock-based incentives.

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Operating income for the second quarter and first six months of 2009 was $1.4 million and $6.1 million, respectively, a decrease of $7.6 million, or 85%, from $9.0 million reported for the second quarter of 2008 and a decrease of $8.8 million, or 59%, from $14.9 million reported for the first six months of 2008. Operating income, as a percentage of revenue, for the second quarter and first six months of 2009 was 6% and 13%, respectively, compared to 26% and 23% for the comparable periods in 2008.

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Earnings before interest, taxes, depreciation and amortization (EBITDA) was $3.2 million and $8.5 million for the second quarter and first six months of 2009, respectively, a decrease of 67% from $9.9 million reported for the second quarter of 2008 and a decrease of 50% from $16.9 million reported for the first six months of 2008.

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Net cash balances, cash balances less borrowing under VASCO’s line of credit, at June 30, 2009 totaled $67.6 million compared to $57.3 million and $57.7 million at March 31, 2009 and December 31, 2008, respectively.

Operational and Other Highlights:

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VASCO won 350 new customers in Q2 2009 (44 new banks and 306 new enterprise security customers). For the first six months of 2009, VASCO won 707 new customers (95 banks and 612 enterprise security customers). Although management considers the number of new customers as an indicator of the momentum of our business and effectiveness of our distribution channel, the number of new customers is not indicative of future revenue.

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VASCO DIGIPASS for Mobile available for DOCOMO i-mode. NTT DOCOMO is Japan’s leading provider of mobile voice, data and multimedia services. With the development of DIGIPASS for Mobile for i-mode, VASCO’s mobile solutions now cover all of the major mobile carriers of Japan.

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KBC Securities, the largest brokerage company in Belgium, secures Bolero customers with DIGIPASS 270, a lightweight ultra-portable authentication device that fits into the customer’s wallet. Bolero is KBC Securities online platform where individual investors can manage their investment portfolio.

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HSBC Brazil protects internet banking, phone banking and ATM banking with DIGIPASS for Mobile. HSBC Brazil is the first bank in Brazil to offer integrated m-banking services to its retail customers based on VASCO’s DIGIPASS for Mobile.

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VASCO launches DIGIPASS Ready Solution Partner Program. The Program was developed to facilitate the compatibility of solutions from other technology vendors with VASCO’s DIGIPASS. Solution partners will be able to either bundle their solutions with VASCO solutions or develop new solutions based on the combined product offering.

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VASCO & OpenTrust offer end-to-end PKI-based solutions. VASCO’s VACMAN and DIGIPASS CertiID will be integrated into OpenTrust Smart Card Manager (SCM), a web-based solution for the management of security devices.

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VASCO launches IDENTIKEY Server 3.1 a full blown authentication server for network and application security offering one-time passwords and e-signature capability to several markets, including Software as a Service (SaaS), e-gaming, online gambling, healthcare, automotive, e-banking and VPN access to corporate networks.

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VASCO launches new DIGIPASS packs in North America, Europe, India & Japan. The DIGIPASS Pack for Remote Authentication offers a complete solution in a box and is simple to install, easy to manage, and provides a level of security necessary to protect mission-critical applications.

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VASCO launches DIGIPASS License Protection. With DIGIPASS License Protection, online application vendors can protect themselves against the sharing of passwords, known as license fraud. By linking one user to one license, the vendor is ensured that only licensed users gain access to accounts that they have licenses for and that the vendor’s revenue stream is protected.

•	VASCO & Moadbus partner to deliver digital signature for mobile banking and mobile cash solutions.

•	VASCO launches DIGIPASS for Mobile Enterprise Security edition.

•	VASCO expands training capacity with new Authorized Training Centers.

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VASCO integrates strong host authentication into DIGIPASS 250, 260, 270. Strong host authentication assures the user that the bank or organization they are connecting to is actively involved in the communication process – an effective solution against identity theft and man-in-the-middle attacks. VASCO’s patent pending technology offers one of the strongest one time password solutions on the market.

“The second quarter of 2009 continued to be challenging,” stated T. Kendall Hunt, Chairman & CEO. “Revenues from the banking market continued to be very soft, but the decline in banking was partially offset by increases in revenues from the enterprise security market. As noted in Q1, we continue to focus on our most productive markets and the growth in the enterprise security market reflects our success in increasing our penetration in new applications, such as gaming. Also, as expected, we were able to remain profitable while continuing to invest in new products and marketing events, which continue to provide a significant number of new customers. We will continue to focus on our most productive markets, be selective in making new investments and maintain our focus on containing our costs and, as a result, expect to be profitable throughout 2009.”

“Orders from the banking market continue to be for smaller quantities than in prior periods and appear to be based primarily on meeting their short-term needs. While we have seen an increase in activity from the banks in our pipeline, we do not expect the current situation to change significantly until the fourth quarter of this year,” said Jan Valcke, VASCO’s President and COO. “We are very encouraged however by the progress being made in the enterprise security markets. Our product and marketing strategies are producing strong growth over prior periods.”

Cliff Bown, Executive Vice President and CFO added, “During the second quarter 2009 both our cash and working capital balances increased substantially. In the second quarter our net cash balance increased $10.3 million, or 18%, and our working capital increased $4.7 million, or 6%, from March 31, 2009. Days sales outstanding in net accounts receivable at June 30, 2009 decreased to 65 days from 84 days at March 31, 2009 and 79 days at December 31, 2008.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, July 23, 2009, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s Results for the Second Quarter and First Six Months Ended June 30, 2009.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 800-736-4594

International: +1 212-231-2905

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net revenue	$24,458	$35,409	$47,633	$64,337
Cost of goods sold	7,746	10,007	14,224	18,895

Gross profit	16,712	25,402	33,409	45,442
Operating costs:
Sales and marketing	8,033	9,036	15,092	16,737
Research and development	3,017	2,966	5,461	5,656
General and administrative	4,200	4,230	6,565	7,765
Amortization of purchased intangible assets	110	124	217	396

Total operating costs	15,360	16,356	27,335	30,554

Operating income	1,352	9,046	6,074	14,888
Interest income, net	165	277	308	534
Other income (expense), net	1,206	(43)	958	217

Income before income taxes	2,723	9,280	7,340	15,639
Provision for income taxes	681	1,822	1,835	3,284

Net income	$2,042	$7,458	$5,505	$12,355

Net income per share:
Basic	$0.05	$0.20	$0.15	$0.33
Diluted	$0.05	$0.20	$0.14	$0.32
Weighted average common shares outstanding:
Basic	37,322	37,130	37,315	37,120

Diluted	38,091	38,198	38,056	38,253

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$67,589	$57,714
Accounts receivable, net of allowance for doubtful accounts	17,402	24,951
Inventories	12,321	13,376
Prepaid expenses	1,560	1,926
Foreign sales tax receivable	1,201	7,452
Deferred income taxes	431	284
Other current assets	112	199

Total current assets	100,616	105,902

Property and equipment:
Furniture and fixtures	3,958	3,589
Office equipment	6,142	5,364

	10,100	8,953
Accumulated depreciation	(5,278)	(4,777)

Property and equipment, net	4,822	4,176

Goodwill, net of accumulated amortization	13,537	13,584
Intangible assets, net of accumulated amortization	1,885	1,997
Other assets, net of accumulated amortization	1,494	2,291

Total assets	$122,354	$127,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	4,193	10,349
Deferred revenue	5,589	5,881
Accrued wages and payroll taxes	4,821	5,780
Income taxes payable	2,636	3,114
Other accrued expenses	3,177	3,285
Current deferred compensation	—	1,434
Current deferred income taxes	262	129

Total current liabilities	20,678	29,972

Accrued compensation	128	1,352
Deferred revenue	578	888
Deferred tax liability	253	454

Total liabilities	21,637	32,666

Stockholders’ equity:
Common stock, $.001 par value - 75,000 shares authorized: 37,487 and 37,340 shares issued and outstanding at June 30, 2009, and December 31, 2008, respectively	37	37
Additional paid-in capital	66,773	66,700
Accumulated income	30,361	24,856
Accumulated other comprehensive income	3,546	3,691

Total stockholders’ equity	100,717	95,284

Total liabilities and stockholders’ equity	$122,354	$127,950

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) to net income (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA	$3,235	$9,896	$8,537	$16,917

Interest income, net	165	277	308	534
Provision for income taxes	(681)	(1,822)	(1,835)	(3,284)
Depreciation and amortization	(677)	(893)	(1,505)	(1,812)

Net income	$2,042	$7,458	$5,505	$12,355

EBITDA is a non-GAAP financial measure within the meaning of applicable U.S. Securities and Exchange Commission rules and regulations. We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, which will be filed as part of our annual report on Form 10-K, provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

About VASCO: VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of over 8,500 companies in more than 100 countries, including more than 1,250 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “mean,” and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the VASCO’s public filings with the U.S. Securities and Exchange Commission for further information regarding VASCO and its operations.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXs GUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com